Ubiquity Broadcasting Corp. Announces Submission of NASDAQ Listing Application

IRVINE, Calif., February 25, 2014 (Marketwired) – Irvine-based Ubiquity Broadcasting Corp. (OTCQB:UBIQ) today announced that it originally filed on December 30, 2013 last year for listing on the NASDAQ Capital Market. On February 21, 2014 Ubiquity was notified its application was accepted for processing.

Chris Carmichael, CEO of Ubiquity, said that “We are very excited to see the cumulation of our investment in this paradigm shifting technology pay off in terms of our potential to advance to the NASDAQ exchange.  We believe that this uplisting to the NASDAQ will benefit both our business operations and stockholders through increased awareness and visibility within the investment community, improved shareholder liquidity, and greater access to capital. We believe that our presence on the NASDAQ will help the Company with a better platform for our future capital as well as financing needs, and provide our shareholders with liquidity options of a much higher quality as we move ahead in this unique space and time.”

Co-chairman Nicholas Mitsakos also commented, "Our potential NASDAQ listing, while providing greater liquidity for our shareholders and visibility for the company, enables us to explore strategic alternatives, such as licensing agreements and capital raising, that will strengthen Ubiquity's competitive position and enable our customers and partners to build critical strategic advantages within their sectors. Ultimately, this is another critical step in our equity value creation process."

The Company's proposed listing on The NASDAQ Capital Market is subject to review by NASDAQ and dependent upon the Company meeting all relevant quantitative and qualitative listing criteria of NASDAQ. The Company believes it currently meets all of NASDAQ's eligibility requirements.

Although the Company believes its common stock will be accepted for listing on NASDAQ, it cannot provide assurances that NASDAQ will ultimately approve the Company's application for listing on The NASDAQ Capital Market.

Carmichael added, “We are fully committed to completing the process, increasing shareholder confidence, providing increased transparency and are looking forward to joining the NASDAQ Capital Markets.”

About Ubiquity Broadcasting Corp.

Based in Irvine, CA. Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. First, the Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format. Second, Ubiquity enables the search and identification of any object and image in all video and digital media. Third, it has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. Ubiquity has also developed an industry-leading, intuitive, immersive consumer experience for all web-based activity. Finally, the company allows for the personalization of all content, whether public or private, in a unique accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities. Through Ubiquity Studios, we provide we engage in the commercial production, distribution and exploitation of entertainment products including but not limited to television, commercials and film. For more information, visit www.ubiquitycorp.com.

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company‘s current expectations. When used in this news release, the words “estimate“, “project“, “belief“, “anticipate“, “intend“, “expect“, “plan“, “predict“, “may” or “should” and the negative of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those with respect to the proposed uplisting of the Company’s common stock to The Nasdaq Capital Market, including the potential benefits of the uplisting and the Company’s ability to meet the quantitative and qualitative listing criteria of NASDAQ. The known risks, uncertainties and other factors affecting these forward-looking statements include the risk that the Company does not meet or maintain the quantitative and qualitative listing criteria of NASDAQ, the risk that the Company’s application to list its common stock on NASDAQ is not approved and the other risks described from time to time in the Company‘s 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity’s quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

For more information contact:

Marty Appel Public Relations

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www.AppelPR.com